                         COMMON STOCK PURCHASE AGREEMENT

        This Common Stock Purchase Agreement, dated on and as of the date set forth on the signature page hereto (this "AGREEMENT"), is made between Voxware, Inc., a Delaware corporation (the "COMPANY"), the undersigned purchaser(s) (each a "PURCHASER" and collectively, the "PURCHASERS") and each assignee of a Purchaser who becomes a party hereto.

        WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT") and Regulation D promulgated thereunder, the Company desires to offer, issue and sell to the Purchasers (the "OFFERING"), and the Purchasers, severally and not jointly, desire to purchase from the Company, shares (the "SHARES") of the Company's common stock, par value $0.001 per share (the "COMMON STOCK").

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and each of the Purchasers agree as follows:

A.      SUBSCRIPTION; CLOSING CONDITIONS

        (1) Subject to the conditions to closing set forth herein, each Purchaser hereby irrevocably subscribes for and agrees to purchase Shares for the aggregate purchase price set forth on the signature page of such Purchaser hereto (the "SUBSCRIPTION AMOUNT"). The Shares to be issued to each Purchaser hereunder shall consist of (i) Shares in an amount equal to the quotient of (x) such Purchaser's Subscription Amount, divided by (y) the Offering Price, rounded down to the nearest whole number. The aggregate Subscription Amount for the Shares to be issued pursuant to the Offering shall be no less than $6,000,000 and shall not exceed $6,600,000.

        (2) For purposes of this Agreement, the "OFFERING PRICE" shall be $0.032 per Share.

        (3) The purchase and sale shall take place at a closing or multiple closings mutually agreed upon by the Company and the Placement Agents, as defined below (each closing referred to as the "CLOSING"). Prior to the Closing, each Purchaser, other than Edison Venture Fund V, L.P. ("Edison") and Cross Atlantic Technology Fund II, L.P. ("Cross Atlantic"), shall deliver the applicable Subscription Amount, by wire transfer to a non-interest bearing escrow account (the "ESCROW ACCOUNT") established by the Company and the European Placement Agent with Silicon Valley Bank, as escrow agent, or with such other or successor financial institution acting as escrow agent as the Company and the European Placement Agent may agree (the "ESCROW AGENT"), pursuant to an escrow agreement to be entered into by and among the Company, the European Placement Agent and the Escrow Agent (the "ESCROW AGREEMENT"), in accordance with the wire transfer instructions set forth on SCHEDULE A, and such amount shall be held in the manner described in Paragraph (4) below. Each of the Purchasers hereby appoints the European Placement Agent as its "Investor Representative" (as defined under the relevant Escrow Agreement) to act as its agent for purposes of providing instructions to the Escrow Agent from time to time in respect of distribution of funds from the Escrow Account. The minimum

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Subscription Amount required for each Purchaser is $10,000, and the aggregate minimum Subscription Amount for the initial Closing is $6,000,000. In the event there is more than one closing, the term "CLOSING" shall apply to each such closing unless otherwise specified herein.

        (4) All payments for Shares made by each Purchaser, other than Edison and Cross Atlantic, will be deposited as soon as practicable for the Purchaser's benefit in the Escrow Account pursuant to SCHEDULE A attached hereto. Payments for Shares made by the Purchasers will be returned promptly, prior to an applicable Closing, without interest or deduction, if, or to the extent, the undersigned's subscription is rejected or the Offering is terminated for any reason. Each of Edison and Cross Atlantic shall deliver payment for their respective Shares directly to the account of the Company.

        (5) Upon receipt by the Company of the requisite payment for all Shares to be purchased by the Purchasers whose subscriptions are accepted, the Company shall, at each Closing: (i) in accordance with Paragraph (1) above; deliver to (A) Nash Fitzwilliams Limited (the "EUROPEAN PLACEMENT AGENT") and Mufson Howe Hunter & Company LLC, the placement agents for the Offering (together, the "PLACEMENT AGENTS"), and as representatives of certain of the Purchasers and (B) each of Edison and Cross Atlantic, a certificate stating that the representations and warranties made by the Company in Section C of this Agreement were true and correct in all material respects when made and are true and correct in all material respects on the date of each such Closing relating to the Shares subscribed for pursuant to this Agreement as though made on and as of such Closing date (provided, however, that representations and warranties that speak as of a specific date shall continue to be true and correct as of the Closing with respect to such date); and (ii) cause to be delivered to the Placement Agents, as representatives of certain of the Purchasers, and each of Edison and Cross Atlantic, an opinion of Morgan Lewis & Bockius LLP substantially in the form of EXHIBIT A hereto. In the event either Placement Agent does not represent any of the Purchasers at a Closing, the Company shall have no obligation to deliver any documents or other materials to such Placement Agent. The Placement Agent through whom such Purchaser subscribed shall then be responsible for forwarding the foregoing documents to the Purchaser as promptly as practicable. No later than three (3) business days after each Closing, the Company shall deliver to the Placement Agents stock certificates representing the shares of Common Stock purchased by each Purchaser at such Closing under this Agreement. The Placement Agents shall then be responsible to forward the foregoing documents and stock certificates to the Purchasers as promptly as practicable.

        (6) Each Purchaser acknowledges and agrees that this Agreement shall be binding upon such Purchaser upon the execution and delivery to the Company, in care of the relevant Placement Agent, of such Purchaser's signed counterpart signature page to this Agreement unless and until the Company or the relevant Placement Agent shall reject the subscription being made hereby by such Purchaser.

        (7) Each Purchaser agrees that each of the Company and the Placement Agent through which such Purchaser has subscribed, if any, may reduce such Purchaser's subscription with respect to the number of Shares to be purchased without any prior notice or further consent by such Purchaser. If such a reduction occurs, the part of the Subscription Amount attributable to the reduction shall be promptly returned, without interest or deduction.

        (8) Each Purchaser acknowledges and agrees that the purchase of Shares by such Purchaser pursuant to the Offering is subject to all the terms and conditions set forth in this Agreement.

        (9) The initial Closing shall also be subject to the following additional closing conditions: (i) the Company shall have obtained the requisite stockholder approval to convert its outstanding shares of Series D Preferred Stock, $0.001 par value per share (the "SERIES D PREFERRED STOCK"), into shares of Common Stock and convert its outstanding warrants to purchase shares of Series D Preferred Stock into warrants to purchase shares of Common Stock; (ii) the Company shall have obtained the requisite stockholder consent approving the Offering and waiving any preemptive rights, rights to receive notice of the Offering and any other applicable rights affected by the transactions contemplated by the Offering; (iii) the Company shall have terminated its Stockholders Agreement, dated June 27, 2003, as amended (the "STOCKHOLDERS AGREEMENT"), made and entered into by and among the Company and the Purchasers (as defined therein); and (iv) the Company shall have obtained the requisite stockholder consent approving the Reverse Split and the Amended Charter referenced in Section F.5 below.

B.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company and each of the Placement Agents, and agrees with the Company as follows:

        (1) The Purchaser has carefully read this Agreement, and related ancillary documents (the "OFFERING Documents"), and is familiar with and understands the terms of the Offering. Specifically, and without limiting in any way the foregoing representation, the Purchaser has carefully read and considered the Company's annual report on Form 10-K for the fiscal year ended June 30, 2004, and any amendments thereto (the "2004 FORM 10-K"), the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 2004, and any amendments thereto; the Company's quarterly report on Form 10-QSB for the quarter ended December 31, 2004, and any amendments thereto; the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2005, and any amendments thereto, the Company's Definitive Proxy Statement dated October 28, 2004 on Schedule 14A relating to its 2004 annual meeting of shareholders and fully understands all of the risks related to the purchase of the Shares. The Purchaser has carefully considered and has discussed with the Purchaser's professional legal, tax, accounting and financial advisors, to the extent the Purchaser has deemed necessary, the suitability of an investment in the Shares for the Purchaser's particular tax and financial situation and has determined that the Shares being subscribed for by the Purchaser are a suitable investment for the Purchaser. The Purchaser recognizes that an investment in the Shares involves substantial risks, including the possible loss of the entire amount of such investment.

        (2) The Purchaser acknowledges that (i) the Purchaser has had the opportunity to request copies of any documents, records, and books pertaining to this investment and (ii) any such documents, records and books that the Purchaser requested have been made available for inspection by the Purchaser, the Purchaser's attorney, accountant or advisor(s).

        (3) The Purchaser and the Purchaser's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company or persons acting on behalf of the Company concerning the Offering and all such questions have been answered to the full satisfaction of the Purchaser.

        (4) The Purchaser is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.

        (5) If the Purchaser is a natural person, the Purchaser has reached the age of majority in the state in which the Purchaser resides. Each Purchaser has adequate means of providing for the Purchaser's current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Shares for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment.

        (6) The Purchaser has sufficient knowledge and experience in financial, tax and business matters to enable the Purchaser to utilize the information made available to the Purchaser in connection with the Offering, to evaluate the merits and risks of an investment in the Shares and to make an informed investment decision with respect to an investment in the Shares on the terms described in the Offering Documents.

        (7) The Purchaser will not sell or otherwise transfer the Shares without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") and applicable state securities laws or an applicable exemption therefrom. The Purchaser acknowledges that neither the offer nor sale of the Shares has been registered under the Securities Act or under the securities laws of any state. The Purchaser represents and warrants that the Purchaser is acquiring the Shares for the Purchaser's own account, for investment and not with a view toward resale or distribution within the meaning of the Securities Act. The Purchaser has not offered or sold the Shares being acquired nor does the Purchaser have any present intention of selling, distributing or otherwise disposing of such Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act. The Purchaser is aware that (i) the Shares are not currently eligible for sale in reliance upon Rule 144 promulgated under the Securities Act and (ii) the Company has no obligation to register the Shares subscribed for hereunder, except as provided in Section E hereof.

        (8) The Purchaser acknowledges that the certificates representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

                The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to this corporation, is available.

        Certificates evidencing the Shares shall not be required to contain such legend or any other legend (i) following any sale of such Shares pursuant to Rule 144, or (ii) if such Shares are eligible for sale under Rule 144(k) or have been sold pursuant to the Registration Statement (as hereafter defined) and in compliance with the obligations set forth in Section E(6), below, or (iii) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Securities and Exchange Commission), in each such case (i) through (iii) to the extent reasonably determined by the Company's legal counsel. At such time and to the extent a legend is no longer required for the Shares, the Company will use its best efforts to no later than five (5) trading days following the delivery by a Purchaser to the Company or the Company's transfer agents of a legended certificate representing such Shares (together with such accompanying documentation or representations as reasonably required by counsel to the Company), deliver or cause to be delivered a certificate representing such Shares that is free from the foregoing legend.

        (9) If this Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity: (i) such partnership, corporation, trust, estate or other entity has the full legal right and power and all authority and approval required (a) to execute and deliver this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust, estate or other entity in connection with the purchase of its Shares, and (b) to purchase and hold such Shares; (ii) the signature of the party signing on behalf of such partnership, corporation, trust, estate or other entity is binding upon such partnership, corporation, trust, estate or other entity; and (iii) such partnership, corporation, trust or other entity has not been formed for the specific purpose of acquiring such Shares, unless each beneficial owner of such entity is qualified as an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has submitted information to the Company substantiating such individual qualification.

        (10) If the Purchaser is a retirement plan or is investing on behalf of a retirement plan, the Purchaser acknowledges that an investment in the Shares poses additional risks, including the inability to use losses generated by an investment in the Shares to offset taxable income.

        (11) The information contained in the purchaser questionnaire in the form of EXHIBIT B attached hereto (the "PURCHASER QUESTIONNAIRE") delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects, and the Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act on the basis indicated therein. The Purchaser shall indemnify and hold harmless the Company and each officer, director or control person, who is or may be a party or is or may be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the Purchaser to the Company or omitted or alleged to have been omitted by the Purchaser, concerning the Purchaser or the Purchaser's authority to invest or financial position in connection with the Offering, including, without limitation, any such misrepresentation, misstatement or omission contained in the Agreement or any other document submitted by the Purchaser, against losses, liabilities and expenses for which the Company or any officer, director or control person has not otherwise been reimbursed (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the

Company or such officer, director or control person in connection with such action, suit or proceeding. For the avoidance of doubt, such indemnification shall be the several, and not joint, obligation of each Purchaser with respect to its own action or inaction as provided above.

        (12) The information contained in the selling stockholder questionnaire in the form of EXHIBIT C attached hereto (the "SELLING STOCKHOLDER QUESTIONNAIRE") delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects.

        (13) To the extent that the Purchaser is a resident of the United Kingdom or would otherwise be subject to the FPO, as defined below, the Purchaser is either a person of a kind described in Article 19 (Investment Professionals), Article 48 (Certified High Net Worth Individuals), Article 49 (High Net Worth Companies, Unincorporated Association etc), and/or Article 50 (Sophisticated Investors) of the FPO, as presently in effect. "FPO" means Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (SI 2005/1529), as amended.

C.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby makes the following representations and warranties to the Purchaser and the Placement Agents, which shall survive the Closing and the purchase and sale of the Shares.

        (1) ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, prospects, financial condition or results of operations of the Company (a "MATERIAL ADVERSE EFFECT").

        (2) CAPITALIZATION. The authorized capital stock of the Company consists of 2,365,000,000 shares of stock of all classes. The authorized capital stock is divided into 1,500,000,000 shares of Common Stock, $0.001 par value per share, and 865,000,000 shares of Preferred Stock, $0.001 par value per share (the "PREFERRED STOCK"). As of July 20, 2005, there were 78,508,912 shares of Common Stock issued and outstanding, and 649,316,089 shares of Preferred Stock issued and outstanding. As of July 20, 2005, the Company had reserved 177,431,249 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company's 2003 Stock Incentive Plan, of which 124,003,067 shares of Common Stock are subject to outstanding, unexercised options as of such date, and the Company had reserved 29,662,846 shares of Common Stock issuable upon exercise of outstanding Common Stock warrants and 156,879,326 shares of Preferred Stock issuable upon exercise of outstanding Preferred Stock warrants. Other than as set forth above or as contemplated in this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the

Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        (3) ISSUANCE; RESERVATION OF SHARES. The issuance of the Shares has been duly and validly authorized by all necessary corporate and stockholder action, and the Shares, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

        (4) AUTHORIZATION; ENFORCEABILITY. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares contemplated herein and the performance of the Company's obligations hereunder has been taken, including without limitation all of the approvals required to be obtained under Section A
(9) of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The issuance and sale of the Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person.

        (5)     NO CONFLICT; GOVERNMENTAL AND OTHER CONSENTS.

                (a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or of any provision of the Certificate of Incorporation or Bylaws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company except to the extent that any such violation, conflict or breach would not be reasonably likely to have a Material Adverse Effect. No holder of any of the securities of the Company or any of its Subsidiaries has any rights ("demand," "piggyback" or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a Registration Statement (as defined in Section E hereof).

                (b) No consent, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Shares, except such post-Closing filings as may be required to be made with the Securities and Exchange Commission (the "SEC"), The NASDAQ Stock Market ("NASDAQ") and with any state or foreign blue sky or securities regulatory authority.

        (6) LITIGATION. There are no pending, or to the Company's knowledge threatened, legal or governmental proceedings against the Company, which, if adversely determined, would be reasonably likely to have a Material Adverse Effect on the Company. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body (including, without limitation, the SEC) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement.

        (7) ACCURACY OF REPORTS. All reports required to be filed by the Company within the two years prior to the date of this Agreement (the "SEC REPORTS") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), have been filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent updated or superseded by any subsequently filed report, including, without limitation, the amendments to the Company's annual report on Form 10-K for the year ended June 30, 2004, and any amendments thereto, the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 2004, and any amendments thereto; the Company's quarterly report on Form 10-QSB for the quarter ended December 31, 2004, and any amendments thereto and the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2005, and any amendments thereto, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

        (8) FINANCIAL INFORMATION. The Company's financial statements that appear in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), except in the case of unaudited statements, as permitted by Form 10-QSB of the SEC or as may be indicated therein or in the notes thereto, applied on a consistent basis throughout the periods indicated and such financial statements fairly present in all material respects the financial condition and results of operations of the Company as of the dates and for the periods indicated therein.

        (9) ACCOUNTING CONTROLS. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (10) SARBANES-OXLEY ACT OF 2002. The Company is, and will be, at all times during the period the Company is required to maintain effectiveness of the Registration Statement as provided herein, in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and is taking reasonable steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act of 2002 not currently in effect upon the effectiveness of such provisions.

        (11) ABSENCE OF CERTAIN CHANGES. Since the date of the Company's financial statements in the latest of the SEC Reports, there has not occurred any undisclosed event that has caused a Material Adverse Effect or any occurrence, circumstance or combination thereof that reasonably would be likely to result in such Material Adverse Effect.

        (12) INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

        (13)    SUBSIDIARIES. To the extent required under applicable SEC rules,
Exhibit 21.1 to the 2004 Form 10-K sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization. For the purposes of this Agreement, "subsidiary" shall mean any company or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company or any of its other subsidiaries.

        (14) INDEBTEDNESS. The financial statements in the SEC Reports reflect, to the extent required, as of the date thereof all outstanding secured and unsecured Indebtedness (as defined below) of the Company or any subsidiary, or for which the Company or any subsidiary has commitments. For purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and
(c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

        (15) CERTAIN FEES. Other than fees payable to the Placement Agents pursuant to the placement agent agreements described below, no brokers', finders' or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement. Pursuant to the Company's agreement with Nash Fitzwilliams Limited, it is entitled to a cash fee equal to 6% of the funds received from the Purchasers participating in this Offering who reside outside of the United States, and 4% warrant coverage on such amount with an exercise price equal to 110% of the Offering Price. Pursuant to the Company's agreement with Mufson Howe Hunter & Company LLC, it is entitled to a cash fee equal to 1% of the funds received from all Purchasers who are not existing investors in the Company and 1% warrant coverage on such amount with an exercise price equal to 120% of the Offering Price, plus a cash fee equal to 5% of the funds received from all Purchasers who are not existing investors in the Company and who reside in the United States and 4% warrant coverage on such amount with an exercise price equal to 120% of the Offering Price.

        (16) MATERIAL AGREEMENTS. Except as set forth in the SEC Reports, neither the Company nor any subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to Form 10-K (each, a "MATERIAL Agreement"). The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default by the Company or the subsidiary that is a party thereto, as the case may be, and, to the Company's knowledge, are not in default under any Material Agreement now in effect, the result of which would be reasonably likely to have a Material Adverse Effect.

        (17) TRANSACTIONS WITH AFFILIATES. Except as set forth in the SEC Reports, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions with aggregate obligations of any party exceeding $60,000 between (a) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (b) on the other hand, any person who would be covered by Item 404(a) of Regulation S-K or any company or other entity controlled by such person.

        (18) TAXES. The Company and each of the subsidiaries has prepared and filed all federal, state, local, foreign and other tax returns for income, gross receipts, sales, use and other taxes and custom duties ("TAXES") required by law to be filed by it, except for tax returns, the failure to file which, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. Such filed tax returns are complete and accurate, except for such omissions and inaccuracies which, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. The Company and each subsidiary has paid or made provisions for the payment of all Taxes shown to be due on such tax returns and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the subsidiaries for all current Taxes to which the Company or any subsidiary is subject and which are not currently due and payable, except for such Taxes which, if unpaid, individually or in the aggregate, do not and would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. None of the federal income tax returns of the Company or any subsidiary for the past five years has been audited by the Internal Revenue Service. The Company has not received written notice of any assessments, adjustments or contingent liability (whether federal, state, local or foreign) in respect of any Taxes pending or threatened against the Company or any subsidiary for any period which, if unpaid, would have a Material Adverse Effect on the Company and the subsidiaries taken as a whole.

        (19) INSURANCE. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without an increase in cost significantly greater than general increases in cost experienced for similar companies in similar industries with respect to similar coverage.

        (20) ENVIRONMENTAL MATTERS. Except as disclosed in the SEC Reports, all real property owned, leased or otherwise operated by the Company and its subsidiaries is free of contamination from any substance, waste or material currently identified to be toxic or hazardous pursuant to, within the definition of a substance which is toxic or hazardous under, or which may result in liability under, any Environmental Law (as defined below), including, without limitation, any asbestos, polychlorinated biphenyls, radioactive substance, methane, volatile hydrocarbons, industrial solvents, oil or petroleum or chemical liquids or solids, liquid or gaseous products, or any other material or substance ("HAZARDOUS SUBSTANCE") which has caused or would reasonably be expected to cause or constitute a threat to human health or safety, or an environmental hazard in violation of Environmental Law or to result in any environmental liabilities that would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has caused or suffered to occur any release, spill, migration, leakage, discharge, disposal, uncontrolled loss, seepage, or filtration of Hazardous Substances that would reasonably be expected to result in environmental liabilities that would be reasonably likely to have a Material Adverse Effect. The Company and each subsidiary has generated, treated, stored and disposed of any Hazardous Substances in compliance with applicable Environmental Laws, except for such non-compliances that would not be reasonably likely to have a Material Adverse Effect. The Company and each subsidiary has obtained, or has applied for, and is in compliance with and in good standing under all permits required under Environmental Laws (except for such failures that would not be reasonably likely to have a Material Adverse Effect) and neither the Company nor any of its subsidiaries has any knowledge of any proceedings to substantially modify or to revoke any such permit. There are no investigations, proceedings or litigation pending or, to the Company's knowledge, threatened against the Company, any of its subsidiaries or any of the Company's or its subsidiaries' facilities relating to Environmental Laws or Hazardous Substances. "ENVIRONMENTAL LAWS" shall mean all federal, national, state, regional and local laws, statutes, ordinances and regulations, in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including orders, consent decrees or judgments relating to the regulation and protection of human health, safety, the environment and natural resources.

        (21) INTELLECTUAL PROPERTY RIGHTS AND LICENSES. The Company and its subsidiaries own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, trade names, software, formulae, methods, processes and other intangible properties that are of a such nature and significance to the business that the failure to own or have the right to use such items would have a Material Adverse Effect ("INTANGIBLE RIGHTS"). The Company (including its subsidiaries) has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and, to the Company's knowledge, neither the use of the Intangible Rights nor the operation of the Company's businesses is infringing or has infringed upon any intellectual property rights of others. All payments have been duly made that are necessary to maintain the Intangible Rights in force. No claims have been made, and to the Company's knowledge, no claims are threatened, that challenge the validity or scope of any material Intangible Right of the Company or any of its subsidiaries. The Company and each of its subsidiaries have taken reasonable steps to obtain and maintain in force all licenses and other permissions under Intangible Rights of third parties necessary to conduct their businesses as heretofore conducted by them, and now being conducted by them, and as expected to be conducted, and neither the Company nor any of its subsidiaries is or has been in material breach of any such license or other permission.

        (22)    LABOR, EMPLOYMENT AND BENEFIT MATTERS.

                (a) There are no existing, or to the best of the Company's knowledge, threatened strikes or other labor disputes against the Company or any of its subsidiaries that would be reasonably likely to have a Material Adverse Effect. There is no organizing activity involving employees of the Company or any of its subsidiaries pending or, to the Company's or its subsidiaries' knowledge, threatened by any labor union or group of employees. There are no representation proceedings pending or, to the Company's or its subsidiaries' knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company or its subsidiaries has made a pending demand for recognition.

                (b) Neither the Company nor any of its subsidiaries is, or during the five years preceding the date of this Agreement was, a party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company or its subsidiaries.

                (c) Each employee benefit plan is in compliance with all applicable law, except for such noncompliance that would not be reasonably likely to have a Material Adverse Effect.

                (d) Neither the Company nor any of its subsidiaries has any liabilities, contingent or otherwise, including without limitation, liabilities for retiree health, retiree life, severance or retirement benefits, which are not fully reflected, to the extent required by GAAP, on the Balance Sheet or fully funded. The term "liabilities" used in the preceding sentence shall be calculated in accordance with reasonable actuarial assumptions.

                (e) None of the Company nor any of its subsidiaries (i) has terminated any "employee pension benefit plan" as defined in Section 3(2) of ERISA (as defined below) under circumstances that present a material risk of the Company or any of its subsidiaries incurring any liability or obligation that would be reasonably likely to have a Material Adverse Effect, or (ii) has incurred or expects to incur any outstanding liability under Title IV of the Employee Retirement Income Security Act of 1974, as amended and all rules and regulations promulgated thereunder ("ERISA").

        (23) COMPLIANCE WITH LAW. The Company is in compliance in all material respects with all applicable laws, except for such noncompliance that would not reasonably be likely to have a Material Adverse Effect. The Company has not received any notice of, nor does the Company have any knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any violation) of any applicable law involving or related to the Company which has not been dismissed or otherwise disposed of that would be reasonably likely to have a Material Adverse Effect. The Company has not received notice or otherwise has any knowledge that the Company is charged with, threatened with or under investigation with respect to, any violation of any applicable law that would reasonably be likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor any employee or agents of the Company or any subsidiary has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law. The Company and its directors, officers, employees and agents have complied in all material respects with the Foreign Corrupt Practices Act of 1977, as amended, and any related rules and regulations.

        (24) OWNERSHIP OF PROPERTY. Except as set forth in the Company's financial statements included in the SEC Reports, each of the Company and its subsidiaries has (i) good and marketable fee simple title to its owned real property, if any, free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect; (ii) a valid leasehold interest in all leased real property, and each of such leases is valid and enforceable in accordance with its terms (subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy) and is in full force and effect, and (iii) good title to, or valid leasehold interests in, all of its other properties and assets free and clear of all liens, except for liens disclosed in the SEC Reports or which otherwise do not individually or in the aggregate have a Material Adverse Effect.

        (25) NO INTEGRATED OFFERING. Assuming the accuracy of each Purchaser's representations and warranties set forth in Section B hereof, neither the Company, nor any of its affiliates or other person acting on the Company's behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act, when integration would cause the Offering not to be exempt from the requirements of Section 5 of the Securities Act.

        (26) GENERAL SOLICITATION. Neither the Company nor, to its knowledge, any person acting on behalf of the Company, has offered or sold any of the Shares by any form of "general solicitation" within the meaning of Rule 502 under the Securities Act. To the knowledge of the Company, no person acting on its behalf has offered the Shares for sale other than to the Purchasers and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

        (27) NO MANIPULATION OF STOCK. The Company has not taken and will not, in violation of applicable law, take or cause to be taken any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

        (29) NO REGISTRATION. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchasers in Section B hereof, no registration of the Shares under the Securities Act is required in connection with the offer and sale of the Shares by the Company to the Purchasers as contemplated by this Agreement.

        (30) FORM D. The Company agrees to file one or more Forms D with respect to the Shares on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to each of the Placement Agents, the Purchasers and their respective counsel promptly after such filing.

        (31) CERTAIN FUTURE FINANCINGS AND RELATED ACTIONS. The Company will not sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) that is or could be integrated with the sale of the Shares in a manner that would require the registration of the Shares under the Securities Act.

        (32) DISCLOSURE. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided by the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company's knowledge, no material event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

        (33) As of June 30, 2005, and after giving effect to the Offering (assuming that the aggregate Subscription Amount of Shares to be issued pursuant to the Offering shall be $6,000,000) and without giving effect to expenses, the Company's stockholders' equity is approximately $6,800,000, on a pro-forma basis. The NASDAQ SmallCap Market initial listing criteria regarding stockholders' equity is $5,000,000. There can be no assurance that the Company will subsequently meet such initial listing criteria.

D.      UNDERSTANDINGS

        Each of the Purchasers understands, acknowledges and agrees with the Company as follows:

        (1) The Company may terminate this Offering or reject any subscription at any time prior to the relevant Closing in its sole discretion. The execution of this Agreement by the Purchaser or solicitation of the investment contemplated hereby shall create no obligation on the part of the Company or either of the Placement Agents to accept any subscription or complete the Offering.

        (2) The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, and that, except as required by law, the Purchaser is not entitled to cancel, terminate or revoke this Agreement or any agreements of the Purchaser hereunder and that if the Purchaser is an individual this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

        (3) No federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of the Offering Documents or as to the fairness of the terms of the Offering nor any recommendation or endorsement of the Shares. Any representation to the contrary is a criminal offense. In making an investment decision, Purchasers must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved.

        (4) The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Purchaser herein and in the Purchaser Questionnaire.

        (5) Notwithstanding the registration obligations provided herein, there can be no assurance that the Purchaser will be able to sell or dispose of the Shares. It is understood that prior to the earlier to occur of the effective date of the Registration Statement required to be filed pursuant to Section E(3)(a) or the first anniversary of the Closing Date, in order not to jeopardize the Offering's exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.

        (6) The Purchaser acknowledges that the Offering is confidential and non-public and agrees that all information about the Offering shall be kept in confidence by the Purchaser until the public announcement of the Offering by the Company on or about the Closing.

        (7) The Purchaser acknowledges that the foregoing restrictions on the Purchaser's use and disclosure of any such confidential, non-public information contained in the above-described documents restricts the Purchaser from trading in the Company's securities to the extent such trading is on the basis of material, non-public information of which the Purchaser is aware. Except for the terms of the Offering Documents and the fact that the Company is considering consummating the transactions contemplated therein, the Company confirms that neither the Company nor, to its knowledge, any other person acting on its behalf, has provided any of the Purchasers, either of the Placement Agents or their respective agents or counsel with any information that constitutes material, non-public information.

        (8) The Purchaser agrees that beginning on the date hereof until the Offering is publicly announced by the Company (which the Company has represented to the Placement Agents will occur as soon as practicable following the Closing), the Purchaser will not enter into any Short Sales. For purposes of the foregoing sentence, a "Short Sale" by a Purchaser means a sale of Common Stock that is marked as a short sale and that is executed at a time when such Purchaser has no equivalent offsetting long position in the Common Stock, exclusive of the Shares. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock that would be issuable upon exercise in full of all options then held by such Purchaser (assuming that such options were then fully exercisable, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.

        (9) In the United Kingdom, the Common Stock will only be available for subscription pursuant to the Offering to persons of a kind described in
Article 19 (Investment Professionals), Article 48 (Certified High Net Worth Individuals), Article 49 (High Net Worth Companies, Unincorporated Association
etc), and/or Article 50 (Sophisticated Investors) of the FPO, as presently in effect, and in circumstances that will not constitute an offer to the public in the United Kingdom within the meaning of the EU Prospectus Directive (2003/71/EC), and the

Financial Services and Markets Act 2000, as amended, and the rules and regulations promulgated thereunder.

E.      REGISTRATION RIGHTS

        (1) CERTAIN DEFINITIONS. For purposes of this Section E, the following terms shall have the meanings ascribed to them below.

                (a) "PROSPECTUS" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the Offering of any portion of the Registrable Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                (b) "REGISTRABLE SHARES" shall mean any Shares issued or issuable pursuant to the Offering Documents together with any securities issued or issuable upon any stock split, dividend or other distribution, adjustment, recapitalization or similar event with respect to the foregoing.

                (c) "REGISTRATION STATEMENT" means the registration statement required to be filed under this Section E, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

        (2)     SHELF REGISTRATION.

                (a) The Company shall use its best efforts to cause to prepare and file with the SEC a "Shelf" Registration Statement covering the resale of all Registrable Shares for an offering to be made on a continuous basis pursuant to Rule 415 on or prior to September 9, 2005 (such date of actual filing, the "FILING DATE"). The Registration Statement shall be on Form S-2 (as promulgated under the Securities Act) or its then equivalent form and shall contain (except if otherwise directed by the Purchasers) a "Plan of Distribution" substantially in the form attached hereto as EXHIBIT D. Each Purchaser will furnish to the Company in writing the information specified in
Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with the Registration Statement or prospectus or preliminary prospectus included therein. Each Purchaser agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Purchaser not materially misleading. The Registration Statement shall register the Registrable Shares for resale by the holders thereof.

                (b) The Company shall use its best efforts to cause the Registration Statement to be declared effective by the SEC on or prior to the 90th day following the Filing Date, and shall use its best efforts to keep the Registration Statement continuously effective under the

Securities Act until the earliest of (i) the second anniversary of the final Closing or (ii) the date when all Registrable Shares covered by such Registration Statement have been sold (the "EFFECTIVENESS PERIOD").

                (c) The Company shall notify each Placement Agent in writing (which for purposes of this Agreement shall also include electronic mail notification) promptly (and in any event within one business day) after receiving notification from the SEC that the Registration Statement has been declared effective.

                (d) Upon the occurrence of any Event (as defined below), as partial relief for the damages suffered therefrom by the Purchasers (which remedy shall not be exclusive of any other remedies which are available at law or in equity; and provided further that the Purchasers shall be entitled to pursue an action for specific performance of the Company's obligations under Paragraph (2)(b) above and any such actions at law, in equity, for specific performance or otherwise shall not require the Purchaser to post a bond), the Company shall pay to each Purchaser, as liquidated damages and not as a penalty (it being agreed that it would not be feasible to ascertain the extent of such damages with precision), such amounts and at such times as shall be determined pursuant to this Paragraph (2)(d). For such purposes, the following shall constitute an "EVENT":

                        (i) the Registration Statement is not declared effective on or prior to the date that is 90 days after the Filing Date (the "REQUIRED EFFECTIVE DATE"), in which case the Company shall pay (A) on the 31st day following the Required Effective Date an amount in shares of Common Stock equal to two percent (2%) of the aggregate number of Shares purchased by such Purchaser and (B) on the 31 st day following every successive quarter thereafter or any portion thereof until the Registration Statement is declared effective, an amount in shares of Common Stock equal to two percent (2%) of the aggregate number of Shares purchased by such Purchaser. The payment obligations of the Company under this Section E(2)(d) shall be cumulative.

        (3) REGISTRATION PROCEDURES. In connection with the Company's registration obligations hereunder, the Company shall:

                (a) Use its reasonable best efforts to (i) prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the Registrable Shares for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide each of the Placement Agents true and complete copies of all correspondence from and to the SEC relating to the Registration Statement.

                (b) Notify each of the Placement Agents as promptly as reasonably possible, and (if requested by the Placement Agents) confirm such notice in writing no later than one (1) trading day thereafter, of any of the following events: (i) the SEC notifies the Company whether there will be a "review" of the Registration Statement; (ii) the SEC comments in writing on the

Registration Statement (in which case the Company shall deliver to each of the Placement Agents a copy of such comments and of all written responses thereto);
(iii) the SEC or any other Federal or state governmental authority in writing requests any amendment or supplement to the Registration Statement or Prospectus or requests additional information related thereto; (iv) if the SEC issues any stop order suspending the effectiveness of the Registration Statement or initiates any action, claim, suit, investigation or proceeding (a "PROCEEDING") for that purpose; (v) the Company receives notice in writing of any suspension of the qualification or exemption from qualification of any Registrable Shares for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (vi) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to the Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (c) Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, at the earliest practicable moment.

                (d) Promptly deliver to each Purchaser, without charge, such reasonable number of copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Purchasers may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Shares covered by such Prospectus and any amendment or supplement thereto.

                (e) The Company will use its reasonable best efforts to maintain the quotation of its securities on the OTC Bulletin Board and comply with all applicable rules and regulations of the SEC, OTC Bulletin Board and NASDAQ in all material respects.

                (f) Prior to any public offering of Registrable Shares, use its commercially reasonable efforts to register or qualify or cooperate with the selling Purchasers in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Shares for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Shares covered by a Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required for any such purpose to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be otherwise required to qualify but for the requirements of this Paragraph (3)(f), or (ii) subject itself to taxation.

                (g)     Upon the occurrence of any event described in Paragraph
(3)(b)(vi) above, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company may suspend sales pursuant to the Registration Statement for a period of up to sixty (60) days (unless the holders of at least a majority of the then-eligible Registrable Shares consisting of outstanding shares of Common Stock consent in writing to a longer delay of up to an additional thirty (30) days) no more than once in any twelve-month period if the Company furnishes to the holders of the Registrable Shares a certificate signed by the Company's Chief Executive Officer stating that in the good faith judgment of the Company's Board of Directors, (i) the offering could reasonably be expected to interfere in any material respect with any acquisition, corporate reorganization or other material transaction under consideration by the Company or (ii) there is some other material development relating to the operations or condition (financial or other) of the Company that has not been disclosed to the general public and as to which it is in the Company's best interests not to disclose such development; provided further, however, that the Company may not so suspend sales more than once in any calendar year without the written consent of the holders of at least a majority of the then-eligible Registrable Shares consisting of outstanding shares of Common Stock. Each violation of the Company's obligation not to suspend sales pursuant to the Registration Statement longer than permitted pursuant to the PROVISO of this Paragraph 3(g) shall be deemed an "Event" and for each such default, Purchaser shall be entitled to the payment provisions set forth in Paragraph 2(d)(i).

        (4) REGISTRATION EXPENSES. The Company shall pay (or reimburse the Purchasers for) all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, NASDAQ and in connection with applicable state securities or "Blue Sky" laws, (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Shares and of printing copies of Prospectuses reasonably requested by the Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and fees and disbursements, up to an aggregate of $15,000, of a single counsel for all the Purchasers, and (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition to the foregoing, the Company will pay for one legal opinion per Purchaser in connection with a sale of the Common Stock pursuant to the Registration Statement; provided, however, the reasonable costs of any additional legal opinions for a Purchaser shall be borne by such Purchaser. Notwithstanding the foregoing, each Purchaser shall pay any and all costs, fees, discounts or commissions attributable to the sale of its respective Registrable Shares.

        (5)     INDEMNIFICATION.

                (a) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, its officers and directors, partners, members, agents, brokers and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section

20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, and each underwriter of Registrable Shares, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation and reasonable attorneys' fees (collectively, "LOSSES"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or form of prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information related to such Purchaser or such Purchaser's proposed method of distribution of Registrable Shares and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (which shall, however, be deemed to include disclosure substantially in accordance with the "Plan of Distribution" attached hereto), or (ii) in the case of an occurrence of an event of the type specified in Paragraph (3)(b) above, the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Paragraph (6) below. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

                (b) INDEMNIFICATION BY PURCHASERS. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Purchaser to the Company specifically for inclusion in such Registration Statement or Prospectus or to the extent that (i) such untrue statements or omissions are based upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information related to such Purchaser or such Purchaser's proposed method of distribution of Registrable Shares and was reviewed and expressly approved in writing by such Purchaser expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (which shall, however, be deemed to include disclosure substantially in accordance with the "Plan of Distribution" attached hereto), or (ii) in the case of an occurrence of an event of the type specified in Paragraph (3)(b) above, the use by such Purchaser of an outdated or defective Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated or defective and prior to the receipt by such Purchaser of the Advice contemplated in Paragraph (6) below. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Registrable Shares giving rise to such indemnification obligation.

                (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party; PROVIDED, however, that in the event that the Indemnifying Party shall be required to pay the fees and expenses of separate counsel, the Indemnifying Party shall only be required to pay the fees and expenses of one separate counsel for such Indemnified Party or Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding affected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party shall be obliged to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                (d) CONTRIBUTION. If a claim for indemnification under Paragraph (5)(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Paragraph (5)(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Paragraph 5(d) was available to such party in accordance with its terms.

        The parties hereto agree that it would not be just and equitable if contribution pursuant to this Paragraph (5)(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Paragraph (5)(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Shares subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

        (6) DISPOSITIONS. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Shares pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Paragraphs
(3)(b), such Purchaser will discontinue disposition of such Registrable Shares under the Registration Statement until such Purchaser's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Paragraph (3)(g), or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

        (7) NO PIGGY-BACK ON REGISTRATIONS. Neither the Company nor any of its security holders (other than the Purchasers and the Placement Agents, in such capacities pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable

Shares, and the Company shall not after the date hereof enter into any agreement providing any such right with respect to the Registration Statement to any of its security holders.

        (8) PIGGY-BACK REGISTRATIONS. If at any time during the Effectiveness Period, other than any suspension period referred to in Paragraph
(3)(g), there is not an effective Registration Statement covering all of the Registrable Shares and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities
Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser written notice of such determination and if, within fifteen (15) days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Shares not already covered by an effective Registration Statement such Purchaser requests to be registered.

        (9) RULE 144. For a period of two years following the date hereof, the Company agrees with each holder of Registrable Shares to:

                (a) use its reasonable best efforts to comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

                (b) use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

                (c)     furnish to any holder of Registrable Shares upon request
(i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.

F.      COVENANTS OF THE COMPANY

        (1) The Company hereby agrees to obtain prior to the initial Closing lock-up agreements from the Company's directors and Edison Venture Fund and Cross Atlantic Partners providing that, such party has not entered into a hedge, pledge agreement or other forward contract to sell the Lock-up Shares (as defined below), and for a period of one year from the the date on which the Registration Statement becomes effective, such party shall agree not to sell, lend or enter into a forward contract to sell a number of shares of capital stock equal to the number of Lock-up Shares. For purposes hereof, the term "LOCK-UP SHARES" shall include the shares of Preferred Stock or Common Stock held by such party immediately prior to the Closing or acquired by it during such lock-up period.

        (2) As soon as reasonably practicable, and in accordance with applicable rules and regulations, following the first Closing, the Company shall, by filing a Current Report on Form 8-K and/or by issuance of a press release, disclose such Closing of the Offering.

        (3) As soon as reasonably practicable after the consummation of the Reverse Stock Split (defined below) and so long as the Company meets the listing standards of the NASDAQ National Market or NASDAQ SmallCap Market, the Company shall use its commercially reasonable efforts to cause the Common Stock to be listed on the NASDAQ National Market or NASDAQ SmallCap Market as promptly as practicable (including, if necessary, effecting a Reverse Split, defined below) and to maintain such listing thereafter, and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASDAQ National Market or NASDAQ SmallCap Market.

        (4) The Company shall use its commercially reasonable efforts to affect a reverse stock split of the Common Stock (the "Reverse Split") in order to facilitate the listing of the Common Stock on the NASDAQ National Market or NASDAQ SmallCap Market. The Company's Board of Directors shall approve the Reverse Split in principle prior to Closing and shall, based on the advice of its counsel and financial advisors, determines in good faith, the exact number of the Reverse Split as soon as reasonably practicable after Closing. The Company shall use its best efforts to receive Stockholder approval for the Reverse Split and to amend and restate its Amended and Restated Certificate of Incorporation in order to eliminate the authorized Series D Preferred Stock at the Company's next Annual Meeting of the Stockholders, to be held by the Company no later than November 30, 2005, and the Company shall not in any event issue any further Series D Preferred Stock on or after the date of this Agreement.

G.      USE OF PERSONAL DATA

        The Company will collect and use personal information of the Purchaser
(A) for the purposes of (i) its purchase of Shares and the performance of this Agreement; (ii) the issuance of a certificate representing the Shares in the name of such Purchaser and (iii) the Company's obligation to deliver to such Purchaser any notices and other communications that may be required by the terms of this Agreement or otherwise; and (B) as may be required by law or other regulatory body.

        The Purchaser understands that certain personal details which the Purchaser has provided to Nash Fitzwilliams Ltd ("NFL") will be sent by NFL to the Company in the US for the above purposes.

        The Purchaser's name and address will be included on the Schedule of Purchasers, and will be publicly filed with the Securities and Exchange Commission. Such information will also be publicly filed in connection with the Registration Statement, as defined in this Agreement.

        The Purchaser acknowledges that the Company, and certain other entities to whom their personal data are disclosed in accordance with the above provisions, are located in the US, whose laws do not give the same level of protection to personal data as in the European Union (the "EU"). To the extent the Company collects the Purchaser's personal data from Nash

Fitzwilliams Ltd or otherwise from an entity or using equipment in the EU, the Company will take commercially reasonable steps to ensure that it implements appropriate security measures to protect the Purchaser's personal data against unauthorised access and accidental loss and damage.

        The Purchaser hereby consents to such disclosure and processing of their personal information by NFL and the Company.

H.      MISCELLANEOUS

        (1) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

        (2) Any notice or other document required or permitted to be given or delivered to the Purchasers shall be in writing and sent (a) by fax if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid) or (b) by an internationally recognized overnight delivery service (with charges prepaid):

                (i)     if to the Company, at

                        Voxware, Inc.
                        168 Franklin Corner Road
                        Lawrenceville, NJ 08648
                        Phone: 609-514-4100
                        Fax No.: 609-514-4101
                        Attention: Paul Commons, Chief Financial Officer

                or such other address as it shall have specified to the Purchaser in writing, with a copy (which shall not constitute notice) to:

                        Morgan Lewis & Bockius LLP
                        502 Carnegie Center
                        Princeton, NJ 08540
                        Phone: (609) 919-6603
                        Fax No.: (609) 919-6701
                        Attention: Andrew P. Gilbert, Esq.

                (ii) if to the Purchaser, at its address set forth on the signature page to this Agreement, or such other address as it shall have specified to the Company in writing.

        (3) Failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the Company and the Purchaser, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

        (4) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New Jersey, as such laws are applied by the New Jersey courts to agreements entered into and to be performed in New Jersey by and between residents of New Jersey, and shall be binding upon the Purchaser, the Purchaser's heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns. The Company and each Purchaser hereby submits to the exclusive jurisdiction of the federal and state courts residing in the State of New Jersey, and waives any objection to venue with respect to actions brought in such courts.

        (5) If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

        (6) The parties understand and agree that, unless provided otherwise herein, money damages would not be a sufficient remedy for any breach of the Agreement by the Company or the Purchaser and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not, unless provided otherwise herein, be deemed to be the exclusive remedies for a breach by either party of the Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.

        (7) The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder, except as may result from the actions of any such Purchaser other than through the execution hereof. Nothing contained herein solely by virtue of being contained herein shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any similar entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

        (8) This Agreement, together with the agreements and documents executed and delivered in connection with this Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

I.      SIGNATURE

        The signature page of this Agreement is contained as part of the applicable subscription package, entitled "Signature Page".



                                  * * * * * * *

                                 SIGNATURE PAGE

        The Purchaser hereby subscribes for such number of Shares as shall equal the Subscription Amount as set forth below, divided by the Offering Price and agrees to be bound by the terms and conditions of this Agreement.

PURCHASER

1.      Dated:___________________________, 2005

2.      Total Subscription Amount: $__________



_____________________________________     _____________________________________
Signature of Purchaser
(and title, if applicable)



_____________________________________
Name of Purchaser (Please Print)



_____________________________________
Taxpayer Identification or Social         Security Number (if any)

_____________________________________
Registered Holder Name (please print as name will appear on stock certificate, if different from above)

Purchaser Address:

_____________________________________

_____________________________________

_____________________________________
Number and Street

_____________________________________
City and State or County

_____________________________________
Zip Code or Post Code

_____________________________________
Country

Delivery Address for Share Certificate (if different from above):

_____________________________________

_____________________________________

_____________________________________
Number and Street

_____________________________________
City and State or County

_____________________________________
Zip Code or Post Code

_____________________________________
Country

ACCEPTED BY:

VOXWARE, INC.


By:
         _____________________________________
         Name:
         Title:


Dated:   _____________________________________

                                   SCHEDULE A
                                   ----------

                               ESCROW INSTRUCTIONS

          PLEASE SEND WIRE TRANSFERS TO THE ESCROW ACCOUNT AS FOLLOWS:

        Bank:                           Silicon Valley Bank

        Account Name:                   Voxware, Inc. Escrow Account

        Account Number:                 3300469176

        ABA No.                         121140399

        SWIFT Code:                     SVBKUS6S

        Address:                        Silicon Valley Bank
                                        3003 Tasman Drive
                                        Santa Clara, CA 95054 (USA)

                                    EXHIBIT A
                                    ---------

                                  LEGAL MATTERS


        Morgan Lewis & Bockius LLP shall deliver an opinion generally covering the following matters. The opinion shall be subject to and include customary assumptions, limitations and qualifications, and shall be subject to the review and modification by the Morgan, Lewis & Bockius LLP Opinion Committee.

        1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority under the laws of the State of Delaware to conduct its business as it is described in the Company's annual report on Form 10-K for the fiscal year ended June 30, 2004, and any amendments thereto, the Company's quarterly reports on Form 10-QSB for each of the periods ending subsequent to June 30, 2004, and any amendments thereto, and to enter into and perform its obligations under the Agreement.

        2. The authorized capital stock of the Company consists of 2,365,000,000 shares of stock of all classes. The authorized capital stock is divided into 1,500,000,000 shares of Common Stock, $0.001 par value per share (the "COMMON STOCK"), and 865,000,000 shares of Preferred Stock, $0.001 par value per share (the "PREFERRED STOCK"). As of July 20, 2005, there were 78,508,912 shares of Common Stock issued and outstanding, and 649,316,089 shares of Preferred Stock issued and outstanding.

        3. The Shares have been duly authorized or reserved for issuance by all necessary corporate action on the part of the Company; and the Shares, when issued and delivered against payment therefor in accordance with the provisions of the Agreement, will be validly issued, fully paid and non-assessable.

        4. The execution and delivery by the Company of the Agreement, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of the Company. The Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

        5. Assuming (a) the accuracy of the representations made by each Purchaser in the Agreement; (b) that neither the Company, the Placement Agent nor any person acting on behalf of either the Company or the Placement Agent has offered or sold the Securities by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated (the "REGULATION D") under the Securities Act; (c) that no offerings or sales of securities of the Company after the date hereof in a transaction can be "integrated" with any sales of the Securities; and (d) that each person or entity that purchased securities of the Company directly from the Company or its agents and without registration between the date six months prior to the Closing of the Offering and the date of the Agreement was, as of the date of such purchase, an "accredited investor" as defined in Rule 501 of Regulation D, the sale of the Securities to the Purchasers at the Closing under the circumstances contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act.

        6. To our knowledge, without any inquiry (including, without limitation, without any docket search or other inquiry), there is no action, proceeding or litigation pending or threatened against the Company before any court, governmental or administrative agency or body affecting the transactions contemplated by this Agreement, which is not otherwise disclosed in the Company's filings with the Securities and Exchange Commission.

                                    EXHIBIT B
                                    ---------

                                  VOXWARE, INC.
                      CONFIDENTIAL PURCHASER QUESTIONNAIRE


BEFORE ANY SALE OF SHARES BY VOXWARE, INC. CAN BE MADE TO YOU, THIS QUESTIONNAIRE MUST BE COMPLETED AND RETURNED TO VOXWARE, INC.

1.      IF YOU ARE AN INDIVIDUAL PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN
        (A) IF YOU ARE AN ENTITY PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN
        (B)

        A.      IDENTIFICATION QUESTIONS FOR INDIVIDUAL

                Purchaser Name
                                 -----------------------------------------------
                Residence Address
                                    --------------------------------------------
                Home Telephone Number
                                        ----------------------------------------
                Fax Number
                             ---------------------------------------------------
                Date of Birth
                                ------------------------------------------------
                Social Security Number (if any)
                                                  ------------------------------

        B.      IDENTIFICATION QUESTIONS FOR ENTITIES

                Purchaser Name
                                    --------------------------------------------
                Address of Principal
                  Place of Business
                                      ------------------------------------------
                State (or Country) of Formation
                  or Incorporation
                                     -------------------------------------------
                Contact Person
                                  ----------------------------------------------
                Telephone Number (    )
                                   ---------------------------------------------
                Type of Entity
                (corporation, partnership,
                trust, etc.)
                                 -----------------------------------------------
                Was entity formed for the purpose of this investment?
                Yes        No
                    -----     -----

2.      DESCRIPTION OF INVESTOR

        The following information is required to ascertain whether you would be deemed an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act. Please check as many of the following as applicable:

        [ ] a corporation or partnership with total assets in excess of $5,000,000, not organized for the purpose of this particular investment
        [ ] private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, a U.S. venture capital fund which invests primarily through private placements in non-publicly traded securities and makes available (either directly or through co-investors) to the portfolio companies significant guidance concerning management, operations or business objectives
         [ ] a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958
         [ ] an investment company registered under the Investment Company Act of 1940 or a business development company as defined in
                Section 2(a)(48) of that Act
         [ ] a trust not organized to make this particular investment, with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933 and who completed item 4 below of this questionnaire

         [ ] a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933 acting in either an individual or fiduciary capacity
         [ ] an insurance company as defined in Section 2(13) of the Securities Act of 1933
         [ ] an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (i) whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, OR (ii) whose total assets exceed $5,000,000, or (iii) if a self-directed plan, whose investment decisions are made solely by a person who is an accredited investor and who completed Part I of this questionnaire;
         [ ] a charitable, religious, educational or other organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the purpose of this investment, with total assets in excess of $5,000,000
         [ ] an entity not located in the U.S. none of whose equity owners are U.S. citizens or U.S. residents
         [ ] a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934
         [ ] a plan having assets exceeding $5,000,000 established and maintained by a government agency for its employees
         [ ] an individual who had individual income from all sources during each of the last two years in excess of $200,000 OR the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000 and who reasonably excepts that EITHER your own income from all sources during the current year will exceed $200,000 OR the joint income of you and your spouse (if married) from all sources during the current year will exceed $300,000
         [ ] an individual whose net worth as of the date you purchase the securities offered, together with the net worth of your spouse, be in excess of $1,000,000
         [ ] an entity in which all of the equity owners are accredited investors

3.      BUSINESS, INVESTMENT AND EDUCATIONAL EXPERIENCE OF INDIVIDUAL

                Occupation
                             ---------------------------------------------------
                Number of Years
                                  ----------------------------------------------
                Present Employer
                                   ---------------------------------------------
                Position/Title
                                 -----------------------------------------------
                Educational Background
                                        ----------------------------------------

        Frequency of prior investment (check one in each column):

         ------------------- ------------------- -------------------------------
                             STOCKS & BONDS      VENTURE CAPITAL INVESTMENTS
         ------------------- ------------------- -------------------------------
         FREQUENTLY
         ------------------- ------------------- -------------------------------
         OCCASIONALLY
         ------------------- ------------------- -------------------------------
         NEVER
         ------------------- ------------------- -------------------------------

4.      SIGNATURE

The above information is true and correct. The undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Executed  at ___________________, on                     , 2005



                                         _______________________________________
                                         (Signature)

                                    EXHIBIT C
                                    ---------

                        SELLING STOCKHOLDER QUESTIONNAIRE

        To:     Voxware, Inc.
                c/o Andrew P. Gilbert
                Morgan Lewis & Bockius LLP
                502 Carnegie Center
                Princeton, NJ 08540
                (609) 919-6603
                (609) 919-6701


        Reference is made to the Common Stock Purchase Agreement (the "Agreement"), made between Voxware, Inc., a Delaware corporation (the "Company"), and the Purchasers noted therein.

        Pursuant to Section B(12) of the Agreement, the undersigned hereby furnishes to the Company the following information for use by the Company in connection with the preparation of the Registration Statement contemplated by Section E of the Agreement.

        (1)     NAME AND CONTACT INFORMATION:

        Full legal name of record holder:
        (as it appears on Share Certificate)            ________________________

        Address of record holder:                       ________________________
                                                        ________________________

        Social Security Number or Taxpayer
        identification number of record holder:         ________________________

        Identity of beneficial owner (if
        different than record holder):                  ________________________

        Name of contact person:                         ________________________

        Telephone number of contact person:             ________________________

        Fax number of contact person:                   ________________________

        E-mail address of contact person:               ________________________

        (2)     BENEFICIAL OWNERSHIP OF REGISTRABLE SHARES:
        (a) Number of Registrable Shares, as defined in the Agreement, owned by Selling Stockholder:

        ________________________________________________________________________

        (b)     Number of Registrable Shares requested to be registered:

        ________________________________________________________________________

        (3) BENEFICIAL OWNERSHIP OF OTHER SECURITIES OF THE COMPANY OWNED BY THE SELLING STOCKHOLDER:
        Except as set forth below in this Item (3), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Shares listed above in Item (2)(a).

        Type and amount of other securities beneficially owned by the Selling
        Stockholder:

        ________________________________________________________________________

        ________________________________________________________________________

        (4)     RELATIONSHIPS WITH THE COMPANY:
        Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

        State any exceptions here:

        ________________________________________________________________________

        ________________________________________________________________________

        (5)     PLAN OF DISTRIBUTION:
        Except as set forth below, the undersigned intends to distribute pursuant to the Registration Statement the Registrable Shares listed above in Item (2) in accordance with the "Plan of Distribution" section set forth therein:

        State any exceptions here:

        ________________________________________________________________________

        ________________________________________________________________________

        (6)     SELLING STOCKHOLDER AFFILIATIONS:
        (a)     Is the Selling Stockholder a registered broker-dealer?

        ________________________________________________________________________

        (b) Is the Selling Stockholder an affiliate of a registered broker-dealer(s)? (For purposes of this response, an "affiliate" of, or person "affiliated" with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.)

        ________________________________________________________________________

        (c) If the answer to Item (6)(b) is yes, identify the registered broker-dealer(s) and describe the nature of the affiliation(s):

        ________________________________________________________________________

        (d) If the answer to Item (6)(b) is yes, did the Selling Stockholder acquire the Registrable Shares in the ordinary course of business (if not, please explain)?

        ________________________________________________________________________

        (e) If the answer to Item (6)(b) is yes, did the Selling Stockholder, at the time of purchase of the Registrable Shares, have any agreements, plans or understandings, directly or indirectly, with any person to distribute the Registrable Shares (if yes, please explain)?

        ________________________________________________________________________

        (7)     VOTING OR INVESTMENT CONTROL OVER THE REGISTRABLE SHARES:

        If the Selling Stockholder is not a natural person, please identify the natural person or persons who have voting or investment control over the Registrable Shares listed in Item (2) above:

        ________________________________________________________________________

        Pursuant to Section E(3) of the Agreement, the undersigned acknowledges that the Company may, by notice to the Placement Agents and to each Purchaser at its last known address, suspend or withdraw the Registration Statement and require that the undersigned immediately cease sales of Registrable Shares pursuant to the Registration Statement under certain circumstances described in the Agreement. At any time that such notice has been given, the undersigned may not sell Registrable Shares pursuant to the Registration Statement.

        The undersigned hereby acknowledges that pursuant to Section B(12) of the Agreement, the undersigned shall indemnify the Company and each of its directors and officers against, and hold the Company and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Company or its directors and officers may become subject by reason of any statement or omission in the Registration Statement made in reliance upon, or in conformity with, a written statement by the undersigned, including the information furnished in this Questionnaire by the undersigned.

        By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (7) above and the inclusion of such information in the Registration Statement, any amendments thereto and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

        The undersigned has reviewed the answers to the above questions and affirms that the same are true, complete and accurate. THE UNDERSIGNED AGREES TO NOTIFY THE COMPANY IMMEDIATELY OF ANY CHANGES IN THE FOREGOING INFORMATION AT ANY TIME DURING THE EFFECTIVENESS OF THE REGISTRATION STATEMENT.



Dated: _____________, 2005              ________________________________________
                                        Signature of Record Holder
                                        (Please sign your name in exactly the
                                        same manner as the certificate(s) for
                                        the shares being registered)

                                    EXHIBIT D
                                    ---------

                              PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledges, assignees, donees selling shares received from such Selling Stockholders as a gift, and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agents but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o       privately negotiated transactions;

o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o       a combination of any such methods of sale; and

o       any other method permitted pursuant to applicable law.

        The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

        Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agents for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

        The Selling Stockholders who are registered broker-dealers are deemed to be "underwriters" within the meaning of the Securities Act. In addition, Selling Stockholders who are affiliates of registered broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act if such Selling Stockholder (i) did not acquire the shares of common stock in the ordinary course of business or (ii) had any agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and such Selling Stockholders may be subject to certain additional regulations and statutory liabilities under the Securities Act and Exchange Act. To our knowledge and based upon information we received from the Selling Stockholders, (i) each Selling Stockholder that is a registered broker-dealer or affiliated with a registered broker-dealer acquired the shares of common stock in the ordinary course of business, (ii) such Selling Stockholder did not have any agreement or understanding, directly or indirectly, with any person to distribute the shares of common stock, and (iii) no such Selling Stockholder received any securities as underwriting compensation. We are also not aware of any underwriting plan or agreement, underwriters' or dealers' compensation, or passive market making or stabilizing transactions involving the purchase or distribution of these securities

        The Company is required to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the Selling Stockholders. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        To the extent required, the Company will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution.

        To comply with the securities laws of certain jurisdictions, registered or licensed brokers or dealers may need to offer or sell the shares offered by this prospectus. The applicable rules and regulations under the Securities Exchange Act of 1934, as amended, may limit any person engaged in a distribution of the shares of common stock covered by this prospectus in its ability to engage in market activities with respect to such shares. A Selling Stockholder, for example, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, which provisions may limit the timing of purchases and sales of any shares of common stock by that Selling Stockholder.


                                      - 2 -